Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, is dated as of May 1, 2025 (this “Agreement”), by and between Interactive Strength Inc., a Delaware corporation (the “Company”) and Berenberg Capital Markets LLC (“Recipient” and together with the Company, the “Parties”).

WHEREAS, as of the date hereof the Company owes the Recipient $500,000.00 (the “Total Liability”) for certain advisory services provided to the Company by the Recipient in connection with the Company’s initial public offering; and

WHEREAS, in lieu of an immediate cash payment for the Total Liability, the Parties hereby agree that the Recipient shall be issued an unsecured promissory note in the form attached hereto as Exhibit A with such note containing a Securities Act of 1933, as amended, restrictive legend (the “Promissory Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Settlement. Effective as of the date hereof, in full and complete satisfaction of the Settled Liability due and owing to Recipient the Company shall issue to the Recipient the Promissory Note. Upon receipt of the Promissory Note, the Total Liability owed to the Recipient shall be extinguished and all of Recipient’s rights with respect thereto shall automatically cease and terminate, and Recipient, by executing and becoming a party to this Agreement, shall be deemed to have consented to such extinguishment of the Total Liability and of the rights related thereto.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to Recipient that:
(a)
the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and
(b)
all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
3.
Representations and Warranties of the Recipient. Recipient hereby represents and warrants to the Company that:
(a)
all actions on the part of Recipient necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof;
(b)
Recipient is acquiring the Promissory Note for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;
(c)
Recipient understands that until such time as the Promissory Note has been registered under the Securities Act of 1933, as amended or pursuant to an exemption to the Securities Act of 1933, as amended, the Promissory Note may bear a restrictive legend;

Exhibit 10.1

(d)
Recipient and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Promissory Note; Recipient has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Recipient and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Recipient or its advisors, if any, or its representatives shall modify, amend or affect Recipient’s right to rely on the Company’s representations and warranties contained herein; Recipient has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Promissory Note; Recipient is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Promissory Note and the transactions contemplated by this Agreement; and
(e)
Recipient understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Promissory Note or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Promissory Note.

4.
Miscellaneous.
(a)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto.

(c)
Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward

Name: Trent Ward

Title: Chief Executive Officer

Exhibit 10.1

BERENBErG CAPITAL MARKETS llc

By: /s/ Zachary Brantly

Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: /s/ Lars Schwartau

Name: Lars Schwartau

Title: Managing Director